UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 8, 2026

Ranger Energy Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38183	81-5449572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10375 Richmond, Suite 800 Houston, Texas 77042 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 935-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	RNGR	New York Stock Exchange NYSE Texas, Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the ExchangexActx☐

Item 2.01    Completion of Acquisition or Disposition of Assets
As previously disclosed in the Current Report on Form 8-K filed by Ranger Energy Services, Inc., (the “Company”) on August 31, 2026, the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) with STEP Energy Services (USA) Ltd., STEP Energy Services (Leasing) LLC, STEP Energy Services Holdings Ltd., and STEP Nitrogen Industrial Services (USA) Ltd. (collectively, “STEP” or the “Sellers”), pursuant to which the Company agreed to acquire certain assets associated with STEP’s coiled tubing, fluid and nitrogen pumping, and related well services business in the United States (the “Acquisition”). On October 8, 2026, the Company completed the transactions contemplated by the Purchase Agreement.
Pursuant to the Purchase Agreement, the Company acquired certain coiled tubing units and related equipment and other operating assets, and certain rights under leases associated with the acquired operations, among other assets. In connection with the Acquisition, the Company also assumed certain obligations relating to certain facility, vehicle and equipment leases.
The aggregate consideration paid in connection with the Acquisition was approximately $27.5 million, subject to customary post-closing adjustments set forth in the Purchase Agreement. The consideration consisted of $22.5 million in cash and 307,503 shares of the Company’s Class A Common Stock. The stock consideration was valued at $5.0 million based on the volume-weighted average trading price of the Company’s Class A Common Stock over the 30 trading-day period ending on the trading day immediately preceding the closing date. The cash portion of the purchase price was funded through borrowings under the Company’s Wells Fargo Revolving Credit Facility.
The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement. The Company intends to file the Purchase Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2026.
Item 9.01    Financial Statements and Exhibits
(a) Financial Statements of Business Acquired.
Any financial statements required by this Item 9.01 will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Current Report on the Form 8-K is required to be filed, unless relief to file such financial information is obtained prior thereto from the SEC pursuant to Rule 3-13 of Regulation S-X.

(b) Pro Forma Financial Information.
Any financial information required by this Item 9.01 will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Current Report on the Form 8-K is required to be filed, unless relief to file such financial information is obtained prior thereto from the SEC pursuant to Rule 3-13 of Regulation S-X.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ranger Energy Services, Inc.

/s/ Melissa Cougle	October 9, 2026
Melissa Cougle	Date
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)